UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 11, 2006

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On August 11, 2006, ViroPharma Incorporated (the “Company”) and Wyeth Pharmaceuticals, a division of Wyeth (“Wyeth”) achieved a milestone set forth in the Stock Purchase Agreement dated December 9, 1999, as amended, between Wyeth and the Company (the “Agreement”) related to the clinical development program with HCV-796, an investigational oral non nucleoside hepatitis C virus (HCV) polymerase inhibitor. As a result of achieving the milestone, on August 16, 2006, Wyeth will purchase 981,836 shares of ViroPharma common stock for a purchase price of $10,000,000. The price per share for the stock was based on a premium to a trailing average price.

The common stock will be issued in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended, afforded by Section 4(2) thereof.

Item 7.01 Regulation FD Disclosure

On August 14, 2006, the Company announced that while collection and analysis of data from their Phase 1b study of HCV-796 in combination with pegylated interferon is still ongoing, based upon the preliminary data analyzed to date, the Company and Wyeth are preparing to initiate Phase 2 combination studies of HCV-796.

A copy of a press release announcing the achievement of the milestone resulting in the stock purchase and preparation for Phase 2 combination studies is set forth as Exhibit 99.1 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated August 14, 2006 regarding achievement of milestone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: August 14, 2006	By:	/s/ Thomas F. Doyle Thomas F. Doyle Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
99.1	Press Release dated August 14, 2006 regarding achievement of milestone.